EXHIBIT 10-T









                      JERSEY CENTRAL POWER & LIGHT COMPANY






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                            LESSEE'S LETTER AGREEMENT

                                    Regarding

                             OYSTER CREEK FUEL CORP.
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                          Dated as of November 5, 1998

                                TABLE OF CONTENTS


Section                                                                   Page

1.      Definitions                                                          1

2.      Performance of Fuel Lease and Liens                                  1

3.      Security Interest of Collateral                                      2

4.      Sale of Nuclear Material and Assignment
        of Rights under Nuclear Material Contracts                           2

5.      Collateral Equivalence Test; No Additional
        Collateral or Covenants; Condemnation Statements;
        Exercise of Rights of Secured Parties                                3

6.      Fuel Management; Quiet Enjoyment                                     5

7.      Insurance                                                            5

8.      Representations and Warranties                                       6

9.      General Covenants of the Lessee                                     11

10.     GPU Events                                                          18

11.     Credit Agreements and Notes                                         18

12.     Consent to Assignment; Direct Payment of
        Payments Under the Fuel Lease                                       18

13.     Severability                                                        19

14.     Indemnification                                                     19

15.     No Waiver; Amendments                                               21

16.     Successors and Assigns                                              22

17.     Notices                                                             22

18.     Set-off                                                             23

19.     Waiver of Jury Trail                                                23

20.     Governing Law                                                       23

      THIS LESSEE'S LETTER AGREEMENT (the "Letter Agreement") is made as of November 5, 1998, by and between Jersey Central Power & Light Company, a New Jersey corporation (the "Lessee"), Oyster Creek Fuel Corp, a Delaware corporation (the "Company"), and The First National Bank of Chicago, as Administrative Agent (the "Administrative Agent"), for the Banks party to the Credit Agreement referred to below (the "Banks").

      WHEREAS, the Lessee has entered into the Second Amended and Restated Nuclear Material Lease Agreement, dated as of November 5, 1998 ("Fuel Lease"), with the Company in order to enable the Company to obtain financing for the acquisition, processing and use of Nuclear Material in the Generating Facility; and

      WHEREAS, pursuant to the Fuel Lease, the Company has agreed to make payments due to Manufacturers and/or to reimburse the Lessee for payments previously made to Manufacturers with respect to Nuclear Material; and

      WHEREAS, in order to finance the cost of such Nuclear Material, the Company proposes to (i) sell its Commercial Paper, and (ii) obtain the Commitment of each Bank to make Loans from time to time as hereinafter provided; and

      WHEREAS, the Lessee has agreed to make payments under the Fuel Lease sufficient to enable the Company to meet its obligations under the Company's financing arrangements, including the Company's obligations under the Credit Agreement, dated as of November 5, 1998, among the Company, the Banks and the Administrative Agent (the "Credit Agreement");

      NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, so long as any of the Loans or the Commercial Paper shall remain outstanding, or the Commitments shall be continuing, notwithstanding any provision of the Fuel Lease or any other agreement of the Lessee to the contrary, the Lessee, the Company, the Administrative Agent and the Banks agree that:

      1. Definitions. Unless the context otherwise specifies or requires, each term defined in the Credit Agreement or Appendix A to the Fuel Lease, shall, when used in this Letter Agreement, have the meaning indicated in the Credit Agreement or Appendix / or set forth in the paragraph indicated therein.

      2. Performance of Fuel Lease and Liens. The Lessee will perform and comply with all the terms of the Fuel Lease to be performed or complied with by it and will not omit to take an action the omission of which would cause a Lease Event of

Default. The Lessee acknowledges that, except as otherwise provided in the Fuel Lease, its obligations as set forth under the Fuel Lease are absolute and unconditional. The Lessee will not directly or indirectly create or permit to be created or remain, and will promptly take such action as may be necessary to discharge, any Lien on any Collateral except Permitted Liens.

      3. Security Interest of Collateral. The Lessee represents that no effective financing statement (other than those naming the Secured Parties as a secured party) covering all or any part of the Collateral (as defined in the Security Agreement relating to the Lessee) is on file in any public office. The Lessee shall make, or shall cause to be made, all filings and recordings, and shall take, or cause to be taken, such other actions, including filing all continuation statements, necessary to establish, preserve and perfect the Secured Parties' lien on and security interest in, the Collateral as a legal, valid and enforceable first priority lien and security interest, or purchase money security interest, as the case may be, therein, subject only to the existence or priority of any Permitted Lien, and the Lessee represents that all such filings, recordings and other actions have been duly made. The Lessee shall deliver to the Administrative Agent evidence of the due filings of any continuation statements to be delivered to the Administrative Agent within the time period specified in Section 7.05 of the Credit Agreement. In no event will the Lessee permit the Nuclear Material to enter any jurisdiction in which all necessary action has not been taken to establish, maintain and protect the Secured Parties' first priority perfected lien and security interest in the Nuclear Material under the Security Agreement, subject only to Permitted Liens.

      4. Sale of Nuclear Material and Assignment of Rights under Nuclear Material Contracts.

            (a) In the event that the Lessee desires the Company, on behalf of the Lessee, to purchase Nuclear Material or to have services performed on such Nuclear Material pursuant to any Nuclear Material Contract, the Lessee shall provide the Company with an Assignment Agreement and a Manufacturer's Consent, both substantially in the form of Exhibit D to the Fuel Lease, with such changes to Exhibit 2 to Exhibit D as the Administrative Agent in its reasonable discretion may consent to in writing, which consent shall not be unreasonably withheld, with respect to such Nuclear Material Contract not later than sixty days following the date on which the Company is to purchase such Nuclear Material or to have such services performed pursuant thereto. Notwithstanding the foregoing, the Lessee shall not be required to have obtained a Manufacturer's Consent in any instance where the Manufacturer's obligations under the applicable Nuclear Material Contract have been fully discharged and performed, and the Manufacturer's warranties with respect to such Nuclear Material Contract have expired, and the Lessee has delivered to the Company and the Collateral Agent a certificate to such effect.

            (b) The Lessee at its expense will perform and comply with all the terms and provisions of each Assigned Agreement to be performed or complied with by it, will maintain each Assigned Agreement in full force and effect, will enforce each of the Assigned Agreements in accordance with their respective terms, and will take all such action to that end as from time to time may reasonably be requested by the Majority Banks.

            (c) The Lessee shall not enter into or consent to or permit any cancellation, termination, amendment, supplement or modification of or waiver with respect to any Assigned Agreement without the prior written consent of the Majority Banks, unless such cancellation, termination, amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect on the Company or the Company has through one or more other Assigned Agreements or otherwise arranged for the provision of comparable goods and services on terms not materially more burdensome to the Company.

            (d) The Lessee will from time to time, upon request of the Administrative Agent, furnish to the Administrative Agent such information concerning the Nuclear Material or any Assigned Agreement, as the Majority Banks may reasonably request.

            (e) The Lessee will not change its principal place of business or chief executive offices from the location specified in paragraph 8(a) hereof or remove therefrom its records concerning the Assigned Agreements unless it gives the Administrative Agent at least 30 days' prior written notice thereof.

      5. Collateral Equivalence Test; No Additional Collateral or Covenants; Condemnation Statements; Exercise of Rights of Secured Parties.

            (a) The Lessee shall not permit the sum of aggregate Stipulated Casualty Value of the Nuclear Material leased under the Fuel Lease and Cash Collateral to be less than Outstandings.

            (b) The Lessee shall not provide to any Person (other than the Banks), in order to induce such Person to extend credit to the Company, any collateral or any guarantee or other assurance against loss or non-payment, nor shall the Lessee consent to the provision thereof by the Company.

            (c) The Lessee shall not agree to any affirmative or negative covenant with respect to the condition, financial or otherwise, of the Lessee with any Person in order to induce such Person to extend credit to the Company.

            (d) The Lessee shall not sell, assign, convey, pledge or otherwise dispose of or encumber in any manner any interest it may have in the Trust or any rights it may have under the Trust Agreement. The Lessee shall not direct the Owner Trustee to liquidate, dissolve, merge or consolidate the Company except if such transaction is consented to in writing by the Banks. The Lessee shall not direct the Owner Trustee to take any action under the Trust Agreement which is inconsistent with the duties imposed upon the Company by the Basic Documents and any other agreements, documents, instruments and articles executed and delivered, and to be executed and delivered, by the Owner Trustee in connection therewith.

            (e) The Nuclear Material leased under the Fuel Lease shall constitute the Lessee's entire ownership interest in the items used or to be used by it as nuclear fuel in the Generating Facility. The Lessee agrees that 100% of the Lessor's ownership interest in any Nuclear Material which is subject to the Fuel Lease will be leased to the Lessee. The Lessee further agrees not to take any action under the terms of the Fuel Lease, including, but not limited to, the delivery of any Leasing Record, which would result in 100% of the Lessor's ownership interest in any such Nuclear Material not being so leased.

            (f) As provided in the Security Agreement, (i) the Collateral Agent on behalf of the Secured Parties may, on and after the occurrence of a Credit Agreement Default or Credit Agreement Event of Default, pursuant to Section 10 of the Security Agreement, exercise any and all of the Company's rights under the Fuel Lease, the Assigned Agreements and each other Basic Document to which the Lessee is a party, and (ii) if a Lease Event of Default occurs and is continuing, the Collateral

Agent on behalf of the Secured Parties may, pursuant to Section 10 of the Security Agreement, enforce and exercise any and all of the Company's rights under the Fuel Lease, the Assigned Agreements and each other Basic Document to which the Lessee is a party, or the rights and remedies granted to the Secured Parties under the Security Agreement at its election and in its sole discretion, and, in the event that the Collateral Agent is permitted to exercise such rights pursuant to Section 10 of the Security Agreement, the Lessee agrees that the Collateral Agent may do so either in concert with or in place of the Company, and the Lessee shall assist in, comply with and perform in accordance with all rights or remedies so enforced or exercised by the Collateral Agent for the ratable benefit of the Secured Parties.

      6. Fuel Management; Quiet Enjoyment. The occurrence of a Credit Agreement Default, a Credit Agreement Event of Default, Lease Event of Default or an event or condition which would, with the lapse of time or the giving of notice or both, become a Lease Event of Default, shall not affect the Lessee's sole obligation to engage in Fuel Management; provided that, upon the occurrence of a Credit Agreement Event of Default or Lease Event of Default, the Collateral Agent may, if so directed by the Majority Secured Parties, by written notice to the Lessee, elect to revoke such power and authority, in which case the Person from time to time designated by the Majority Secured Parties may (but shall not be obligated to), to the extent that the Majority Secured Parties desire and to the extent permitted by law, engage in Fuel Management and/or remove all or any part of the responsibility for Fuel Management from the Lessee; provided, however, that, subject to the right of the Collateral Agent and the Majority Secured Parties to exercise any or all rights granted to the Secured Parties under the Security Agreement, the rights granted to the Collateral Agent and the Majority Secured Parties under this Section 6 shall not be construed to include the right to direct, whether directly or indirectly, the operation of the Generating Facility. In the event the Majority Secured Parties, in accordance with the preceding sentence, shall revoke the Lessee's power and authority to engage in Fuel Management, all rights conferred by the Company to the Lessee pursuant to Section 3 of the Fuel Lease shall be deemed to be automatically reassigned to the Company and the Lessee shall execute such documents and instruments as the Collateral Agent shall request to further confirm such assignment.

      7. Insurance. Each year, the Lessee will furnish the Administrative Agent and each Bank a detailed statement certified by an officer of Lessee setting forth (i) the location of all

Nuclear Material and (ii) the insurance policies and indemnification agreements provided pursuant to Sections 14 and 17 of the Fuel Lease and certifying that such insurance policies and indemnification agreements comply with the requirements of the Fuel Lease. In addition, the Lessee shall promptly furnish at any time to the Administrative Agent and any Bank such information as any such Bank shall reasonably request concerning location of Nuclear Material, insurance policies and indemnification agreements and Manufacturers or other third parties with whom arrangements exist with respect to transportation, storage or processing of Nuclear Material.

      8. Representations and Warranties. The Lessee hereby represents and warrants to the Company, the Administrative Agent and the Banks that as of the date hereof:

            (a) Organization and Standing. The Lessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, and is qualified to do business in each state or other jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations under this Letter Agreement or each other Basic Document to which the Lessee is a party. The Lessee's chief executive office is located at 2800 Pottsville Pike, Reading, Pennsylvania 19605.

            (b) Corporate Authority. The Lessee has the corporate power and authority to execute and perform this Letter Agreement and the Fuel Lease and to lease the Nuclear Material thereunder. The execution and delivery of this Letter Agreement and the Fuel Lease and the lease of the Nuclear Material thereunder will not have a material adverse effect on the financial condition, results of operations, business, properties or operations of the Lessee.

            (c) Compliance with Other Instruments,  etc. The execution, delivery and performance by the Lessee of this Letter Agreement and each Basic Document to which the Lessee is a party, and other related instruments, documents and agreements, and the compliance by the Lessee with the terms hereof and thereof,
(i) have been duly and legally authorized by appropriate corporate action taken by the Lessee, (ii) are not in contravention of, and will not result in a violation or breach of, any of the terms of the Lessee's articles of incorporation, its by-laws or of any provisions relating to shares of the capital stock of the Lessee and (iii) will not violate or constitute a breach of any provision of (x) any applicable law, order, rule or regulation, rule or regulation of any governmental authority (except in those cases where non-compliance with any such law, order, rule or regulation could not reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, properties or operations of the Lessee or its ability to perform its obligations hereunder or under each Basic Document) or
(y) any indenture, agreement or other instrument to which the Lessee is party, or by or under which the Lessee or any of the Lessee s property is bound, or be in conflict with, result in breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or instrument, or result in the creation or imposition of any Lien upon any of the Lessee's property or assets or any Nuclear Material.

            (d) Legal Obligations. This Letter Agreement and the Fuel Lease have been executed by a duly authorized officer of the Lessee, and this Letter Agreement and the Fuel Lease constitute, and each Leasing Record, when executed by a duly authorized officer of the Lessee and delivered to the Company, will constitute, the legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms, except as the enforceability thereof may be limited by the Atomic Energy Act and the rules, regulations or orders issued pursuant thereto, or by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general, and except as the availability of the remedy of specific performance is subject to general principles of equity (regardless of whether such remedy is sought in a proceeding in equity or at law).

            (e) Governmental Consents. Neither the execution and delivery of this Letter Agreement, the Fuel Lease or any Leasing Record by the Lessee, nor the performance by the Lessee of all of its obligations hereunder or thereunder, requires the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, any Federal, state, local or foreign government or governmental authority or agency or any other person except for the order of the Securities and Exchange Commission (the "SEC"), dated October 25, 1995, the filing of the supplemental order of the SEC dated November 3, 1998, the filing of a notice with the New Jersey Board of Public Utilities which notice was filed September 4, 1998, and the filing of any statement or other instrument pursuant to Section 10(b) of the Fuel Lease, and except for the filing of certificates by the Lessee with the SEC pursuant to SEC Rule 24 under the Public Utility Holding Company Act to report on the transactions authorized by such SEC order, the filing of which is not necessary to the execution or delivery of this Letter Agreement, the Fuel Lease or any Leasing Record by the Lessee or for the performance by the Lessee of any of its obligations hereunder or thereunder, and the failure to file any of which will not affect the validity or enforceability of any of this Letter Agreement, the Fuel Lease or any Leasing Record.

            (f)  Consents  and  Permits.   The  Lessee  possesses  all  material
licenses, permits, franchises and certificates which are necessary or appropriate to own or operate its material properties and assets and to conduct its business as now conducted.

            (g) Litigation. There is no litigation or other proceeding now pending or, to the best of the Lessee's knowledge, threatened, against or affecting the Lessee, before any court, arbitrator or administrative or governmental agency (i) which would adversely affect or impair the title of the Company to the Nuclear Material, (ii) which questions the validity or enforceability of this Letter Agreement, the Fuel Lease, the Assigned Agreements or any other Basic Document to which the Lessee is a party or any action taken or to be taken by the Lessee pursuant to or in connection with this Letter Agreement, or (iii) except as disclosed in the Lessee's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, copies of which have previously been delivered to the Administrative Agent and the Banks, which, if decided adversely to the Lessee, would materially adversely affect the condition, financial or otherwise, of the Lessee.

            (h) Taxes. The Lessee has filed or caused to be filed all tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due, except for taxes and assessments which are being contested in good faith and by appropriate proceedings and as to which it has provided reserves which are adequate in connection with generally accepted accounting principles.

            (i) Reaffirmation and Restatement of Representations and Warranties. The Lessee repeats and reaffirms as of the date hereof for the benefit of the Administrative Agent and each Bank the representations and warranties made by the Lessee in the Fuel Lease as though set forth in full herein with the same effect as though such representations and warranties had been made on and as of the date hereof. In addition, the Lessee represents and warrants that as of the date hereof (i) the Lessee is in compliance with all the terms and provisions set forth in the Fuel Lease on its part to be observed or performed, (ii) no Terminating Event has occurred and no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute such a Terminating Event, and (iii) no Lease Event of Default has occurred and is continuing and no event has occurred and is continuing on such date which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

            (j) First Perfected Security Interest. Except for Permitted Liens, upon the execution and delivery of this Letter Agreement and the Security Agreement and the due filing of the Uniform Commercial Code financing statements required to be executed and filed from time to time, the Secured Parties will have a legal, valid and enforceable first priority security interest (i) in the rights, titles and interests of the Company in and to the Fuel Lease and (ii) in and to the other Collateral. Such security interest will constitute a perfected security interest in the Collateral consisting of Nuclear Material Contracts and the Collateral consisting of Nuclear Material located in the States of Illinois, Kentucky, Ohio, New Jersey and North Carolina, except for any such Collateral which consists of cash, instruments (as defined in the New York Uniform Commercial Code) and other items in which a security interest may only be perfected by possession, enforceable against all third parties as security for the Secured Obligations.

            (k) No Material Adverse Change. Since June 30, 1998, there has been no material adverse change in the financial condition, results of operations, business, properties or operations of the Lessee or in its ability to perform its obligations under the Basic Documents.

            (l) No Defaults. The Lessee is not in default under any bond, debenture, note or any other evidence of Obligations for Borrowed Money or Deferred Purchase Price or any mortgage, deed of trust, indenture, loan agreement or other agreement relating thereto, where the amount thereof is in excess of $20,000,000.

            (m) Pension Plans. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the Pension Benefit Guaranty Corporation has been, or is expected by the Lessee to be, incurred with respect to any plan (other than a multiemployer plan) by the Lessee which is or would be materially adverse to the Lessee. The Lessee has not incurred and presently does not expect to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would be materially adverse to the Lessee. Neither the execution and delivery by the Company of the Credit Agreement and the other Basic Documents, and the issuance of the Commercial Paper, nor the execution and delivery by the Lessee of this Letter Agreement, the Trust Agreement and each other Basic Document to which the Lessee is a party, will involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975. As used herein, the term "plan" shall mean an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is and has been established or maintained, or to which contributions are or have been made, by the Lessee or by any trade or business, whether or not incorporated, which, together with the Lessee is under common control as described in Section 414(b) or (c) of the Code, and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

            (n) Financial Statements. The audited balance sheet of the Lessee as of December 31, 1997, and the related statements of income and cash flows (including the notes thereto) of the Lessee for the year then ended, copies of which have been delivered to the Company, the Administrative Agent and the Banks, and all other annual or quarterly financial statements including, without limitation, the quarterly statement dated as of June 30, 1998 so delivered fairly present the financial condition of the Lessee on the dates for which, and the results of its operations for the periods for which, the same have been furnished and have been prepared in accordance with generally accepted accounting principles consistently applied.

            (o) Nuclear Material. The Nuclear Material is free and clear of any Lien in favor of any Person claiming by, through or under the Lessee or any Affiliate thereof, other than Permitted Liens. No default or event which with the giving of notice or lapse of time would constitute a default has occurred and is continuing under any Nuclear Material Contract.

            (p)  Disclosure.   Neither  the   representations   in  this  Letter
Agreement, or in any other document, certificate or statement furnished in writing to the Administrative Agent or any Bank by or on behalf of the Lessee in connection with the transactions contemplated hereby, nor the information disclosed in the Lessee's Annual Report on Form 10-K for the year ended December 31, 1997 or Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, contained as of its date, any untrue statement of a material fact or omitted to state a material fact necessary in order to make such representations or information not misleading in light of the circumstances under which they were made.

            (q) Collateral Equivalence Test Met. The sum of the aggregate Stipulated Casualty Value of the Nuclear Material leased under the Fuel Lease and the Cash Collateral equals or exceeds the Outstandings.

            (r) Year 2000. The Lessee has made a full and complete assessment of its Year 2000 Issues and has a realistic and achievable Year 2000 Program. Based on such assessment and on its Year 2000 Program, the Lessee does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

      9. General Covenants of the Lessee.

            (a) Information. The Lessee will furnish to the Company and the Administrative Agent in sufficient copies for each Bank:

            (i) Quarterly Statements. As soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Lessee, and in any event within 60 days thereafter, copies of:

            (A) a balance sheet of the Lessee as at the end of such quarter, and
            (B) statements of income and cash flows of the Lessee for such quarter and for the twelve-month period ending as of the end of such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by a principal financial officer of the Lessee; provided that it is understood that the delivery of the Lessee's
            Quarterly Report on Form 10-Q shall be deemed to satisfy the requirements with respect to such financial statements;

            (ii) Annual Statements. As soon as practicable after the end of each fiscal year of the Lessee, and in an event within 120 days thereafter, copies of:

            (A) a balance sheet of the Lessee at the end of such fiscal year, and (B) statements of income and cash flows of the Lessee for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Lessee, which opinion shall state that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided that it is understood that the delivery of the Lessee's Annual Report on Form 10-K shall be deemed to satisfy the requirement with respect to such financial statements;

            (iii)  Officer's  Compliance  Certificate.  Simultaneously  with the financial statements referred to in Sections 9(a)(i) and (ii), a certificate of an authorized officer of the Lessee stating that such officer has reviewed the relevant terms and conditions of the Fuel Lease and other Basic Documents to which the Lessee is a party, and has made, or caused to be made, under such officer's supervision, a review of the transactions and financial condition of the Lessee from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate, and that the Lessee has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Letter Agreement, the Fuel Lease and any other Basic Document to which the Lessee is a party, and no Terminating Event, Lease Event of Default or default or event of default under any such Basic Document has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time or the giving of notice, or both, would constitute a Terminating Event, Lease Event of Default or a default or event of default under any such Basic Document or, if such condition or event has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto;

            (iv) Auditor's Compliance Certificate. Simultaneously with the financial statements referred to in Section 9(a)(ii), a certificate of the independent public accountants who audited such statements stating that such accountants have reviewed the relevant terms and conditions of the Fuel Lease and other Basic Agreements to which the Lessee is a party, and that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes or which with notice or lapse of time or both would constitute a Terminating Event, Lease Event of Default or default or event of default under any such Basic Document, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

            (v) Notices Required under the Basic Documents. Immediately upon delivery to the Lessee or the Company, all notices, consents, documents, certificates or instruments of any kind relating to the Lessee required pursuant to the Fuel Lease;

            (vi) Defaults. (A) Promptly upon becoming aware of the occurrence thereof, notice of any Terminating Event, Lease Event of Default or any event which, with the lapse of time or the giving of notice, or both, would constitute a Terminating Event or a Lease Event of Default, or of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect, and (B) within 10 days of becoming aware of the occurrence thereof, notice of any other material event affecting the Lessee's obligations under any Basic Document or any Nuclear Material Contract (except to the extent such event has previously been disclosed in the Lessee's SEC reports delivered pursuant to clause (viii) below);

            (vii) Notice of Claimed Default. Immediately upon becoming aware that the holder or holders of any evidence of Obligations for Borrowed Money or Deferred Purchase Price or other security of the Lessee or any subsidiary exceeding $20,000,000 in the aggregate have given notice (or taken any other action) with respect to a claimed default, breach or event of default, a notice describing the notice given (or action taken) and the nature of the claimed default, breach, or event of default;

           (viii) SEC and Other Reports. Promptly after filing thereof, copies of all regular and periodic reports and registration statements which the Lessee may file with the SEC or any governmental agency substituted therefor and, promptly upon written request therefor, copies of the financial statements which the Lessee may file annually with any state regulatory agency or agencies; and

            (ix) Requested Information. With reasonable promptness, such other data and information with respect to the Lessee, including, without limitation, information regarding Nuclear Material or any Nuclear Material Contract or the Lessee's Year 2000 Program, as from time to time may be reasonably requested by the Administrative Agent or any Bank.

            (b) Notice of Litigation. Immediately upon the Lessee becoming aware thereof, written notice of (i) any litigation or proceedings which would be required to be disclosed as an exception to the representations and warranties contained herein or in the Fuel Lease in order that such representations and warranties would be true and correct on a continuing basis; and (ii) any dispute between the Lessee and any governmental authority or other party relating to any part of the transactions contemplated by this Letter Agreement or any of the other Basic Documents to which the Lessee is a party which would have a material adverse effect on the ability of the Lessee to carry out its obligations hereunder or under any other Basic Document to which the Lessee is a party;
provided, however, that the notice requirement in this Section 9(b) shall be satisfied if the Lessee furnishes the Company and the Administrative Agent in sufficient copies for each Bank a Current Report on Form 8-K regarding the event requiring notice by the time that the Current Report is required to be filed with the Securities and Exchange Commission.

            (c)  General  Obligations.  Subject  to the  last  sentence  of this
Section 9(c), the Lessee will:

            (i) duly comply with all laws, rules, orders, regulations or other valid requirements (including, without limitation, any of the foregoing which are applicable to Nuclear Material or the operation of the Generating Facility) of any governmental authority necessary to the conduct of its business or to its properties or assets, noncompliance with which could reasonably be expected to have a material adverse effect upon the transactions contemplated by this Letter Agreement or any other Basic Document, or upon the financial condition, results of operations, business, properties or operations of the Lessee, or the ability of the Lessee to carry out its obligations under any Basic Document or this Letter Agreement);

            (ii)  continue  to  engage   principally  in  the  electric  utility
                  business;

            (iii) obtain,  maintain  and  keep  in full  force  and  effect  all consents, permits, licenses and approvals, the absence of which would have a material adverse effect upon the transactions contemplated by this Letter Agreement or any other Basic Document to which the Lessee is a party, or upon the financial condition, results of operations, business, properties or operations of the Lessee, or the ability of the Lessee to carry out its obligations under this Letter Agreement or any other Basic Document to which the Lessee is a party;

            (iv) maintain its material operating properties used or useful in its business in good repair, working order and condition consistent with prudent utility practice; provided, however, that the Lessee shall not be prevented from discontinuing the operation and maintenance of any of its properties if it shall determine that the continued operation and maintenance of such properties is no longer necessary, desirable or permissible;

            (v) pay when due all fees, taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any property belonging to it, and maintain appropriate reserves for the accrual of the same in accordance with generally accepted accounting principles;

            (vi) except as permitted by clause (vii) below, at all times maintain its corporate existence, privileges, franchises and rights to carry on business, and duly procure all renewals and extensions thereof, if and when any shall be necessary;

            (vii) not consolidate or merge with, or sell or otherwise dispose of all or substantially all of its properties and assets to any Person unless (i) the surviving or resulting entity is the Lessee hereunder, (ii) immediately after giving effect thereto no Credit Agreement Event of Default, Credit Agreement Default, Lease Event of Default or event which with the giving of notice or passage of time would constitute a Lease Event of Default shall have occurred and be continuing, and (iii) the senior unsecured debt of the surviving or resulting Lessee shall be rated at least investment grade by Standard & Poor's Ratings Group ("S&P") or Moody's Investor Service, Inc. ("Moody's");

           (viii) perform and comply with each of the material provisions of each material indenture, credit agreement, contract or other agreement by which the Lessee is bound, non-performance or non-compliance with which would have a material adverse effect upon its business or credit or in any way affect its ability to perform its obligations hereunder except material contracts or other agreements being contested in good faith;

            (ix) preserve and maintain its corporate existence in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to be so qualified would not materially adversely affect its financial condition, operations, properties or business, and preserve its material rights, franchises and privileges to conduct its business substantially as conducted on the date hereof;

            (x) maintain insurance in effect at all times in such amounts as are available to the Lessee and covering such risks as is usually carried by companies of a similar size, engaged in similar businesses and owning similar properties (including, without limitation, the operation and ownership of nuclear generating facilities) in the same general geographical area in which the Lessee operates, either with responsible and reputable insurance companies or associations, or, in whole or in part, by establishing reserves of one or more insurance funds, either alone or with other corporations or associations;

            (xi)  at any  reasonable  time and from  time to  time,  permit  the
                  Administrative Agent or any Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Lessee and discuss the affairs, finances and accounts of the Lessee with any of its officers or directors;

            (xii) not  sell,  transfer,  lease,  assign or  otherwise  convey or dispose of more than 25% of its assets (whether now owned or hereafter acquired), in any single or series of transactions, whether or not related, except for dispositions of its fossil and hydroelectric generating stations and associated facilities and dispositions of its current assets in the ordinary course of business as presently conducted, if immediately prior to such sale, transfer, lease, assignment, conveyance or disposition or as a result of such sale, transfer, lease, assignment, conveyance or disposition, the senior unsecured debt of the Lessee shall not be rated at least investment grade by S&P or Moody's.

           (xiii) comply with this Letter Agreement and such other Basic Documents to which the Lessee is a party in accordance with the respective terms and conditions set forth herein and therein; and

            (xiv) except for Permitted  Liens,  permit the creation of any Liens on the Collateral.

Notwithstanding the foregoing provisions of this Section 9(c), the Lessee may contest by appropriate proceedings conducted in good faith and due diligence, the amount, validity or application, in whole or in part of any fee, tax, assessment or government charge or levy, or any legal requirement, provided that the Lessee shall have set aside on its books adequate reserves, if required in accordance with generally accepted accounting principles with respect thereto and shall furnish such security, if any, as may be required in the proceeding.

      10. GPU Events. It shall be a default hereunder if GPU, Inc. fails to maintain at all times beneficial ownership of at least 75% of all outstanding shares of common stock of each of the Lessee, Met-Ed and PE; or pledges, grants options on, creates any charge on or security interest in, or otherwise subjects to any charge or encumbrance, any of the common stock of the Lessee, Met-Ed or PE unless the obligations hereunder are secured ratably and with equal priority, in form and substance reasonably satisfactory to the Majority Banks.

      11. Credit Agreement and Notes. The Lessee hereby acknowledges receipt of executed counterparts of the Credit Agreement and photostatic copies of the Notes evidencing the Loans, and consents to all of the terms and provisions of the Credit Agreement and the Notes.

      12.  Consent to  Assignment;  Direct  Payment of  Payments  Under the Fuel
Lease.

            (a) Consent to Assignment. The Lessee hereby acknowledges notice of and consents to all the terms and provisions of the Security Agreement and hereby confirms to and agrees with the Secured Parties that all representations, warranties, indemnities and agreements of the Lessee contained in this Letter Agreement and each other Basic Document to which the Lessee is a party shall inure to the benefit of, and shall be enforceable by, the Secured Parties to the same extent as if such Secured Parties were originally parties to or named in such documents and agreements. The Lessee further acknowledges and consents to the assignment and transfer, and any future assignments and transfers, to the Secured Parties by the Company of the Company's right to exercise any and all of its rights, remedies, powers and privileges (but none of its obligations, duties or liabilities) under the Fuel Lease, the Assigned

Agreements and each other Basic Document to which the Lessee is a party. The Lessee hereby agrees with the Secured Parties to comply with any exercise by the Secured Parties, either directly or through the Company, of any rights, remedies, powers or privileges pursuant to the Security Agreement. The Secured Parties acknowledge that neither the Security Agreement nor this Section 2 shall in any way add to the obligations of the Lessee (except those obligations of the Lessee to any Person, which, if not previously so, hereby become enforceable directly by the Secured Parties) under the Fuel Lease, the Assigned Agreements and each other Basic Document to which the Lessee is a party. Notwithstanding the foregoing, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee shall have exclusive right to possession and use of the Nuclear Material in accordance with the Fuel Lease and may use such Nuclear Material for any lawful purpose consistent with the Fuel Lease.

            (b) Direct Payment of Payments Under the Fuel Lease. The Lessee acknowledges that it has been directed by the Company to, and agrees that it will, make all payments of monies due and to become due to the Company under the Fuel Lease, the Assigned Agreements and each other Basic Document to which the Lessee is a party, directly to the Collateral Agent, including, without limitation, Basic Rent, Additional Rent, the purchase price of Nuclear Material pursuant to Section 8(c), 8(d), 8(e) and 8(g) of the Fuel Lease, payments pursuant to Sections 9(e), 14, 17 and 18 of the Fuel Lease in the manner and to the accounts of the Secured Parties as specified in Section 3.03 of the Credit Agreement.

      13. Severability. Any provision of this Letter Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

      14. Indemnification. The Lessee shall pay and indemnify and hold harmless the Administrative Agent and each Bank, and their respective officers, directors, incorporators, shareholders, partners, employees, agents and servants from and against any and all liabilities (other than liabilities arising out of the gross  negligence  or  willful  misconduct  of such  Person),  taxes,
(excluding, however, taxes measured solely by the net income of any Person indemnified or intended to be indemnified pursuant to this Section 14, except as otherwise provided in Section 14 hereof), losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) and judgments of any nature arising from or in any way relating to any and all of the following during the term of the Fuel Lease and thereafter: (a) any injury to or disease, sickness or death of Persons, or loss of or damage to property, occurring through or resulting from any nuclear incident (as that term is defined in the Atomic Energy Act, 42 U.S.C. section 2011 et seq.) involving or connected in any way with the Nuclear Material or any portion thereof, (b) the acquisition, ownership (including strict liability of an owner or liability without fault), possession, disposition, sale, use, nonuse, misuse, leasing, fabrication, design, cycling, recycling, transportation, containerization, cooling, processing, reprocessing, storing, condition, management, operation, construction, maintenance, repair or rebuilding of the Nuclear Material or any portion thereof or resulting from the condition of adjoining and underlying land, buildings, streets or ways, (c) any use, nonuse or condition of, or any other matter of circumstance relating to, the Generating Facility, any other property associated therewith or any adjoining and underlying land, buildings, streets and ways, (d) any violation or default, or alleged violation or default, of the Fuel Lease or this Letter Agreement by or on behalf of Lessee, or of any contracts or agreements to which the Lessee is a party or by which it is bound, or any Legal Requirements, (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Nuclear Material or any portion thereof, (f) any infringement or alleged infringement of any patent, copyright, trade secret or other similar right relating to the Nuclear Material or any portion thereof, (g) Lessee's agreements or obligations contained in the Fuel Lease or this Letter Agreement, (h) any claim arising out of loss of damage to the environment, (i) any claim arising out of strict or absolute liability in tort, or (j) the offering and sale of Commercial Paper. The Lessee also indemnifies each indemnitee, as aforesaid, from and against all other liabilities, taxes, losses, obligations, claims, damages, penalties, causes of action, suits, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) and judgments of any nature which may be imposed on, incurred by, or asserted at any time against any indemnitee in any way relating to or arising out of the performance of this Letter Agreement, the Fuel Lease or any other Basic Document to which Lessee is a party, provided, except for claims of a nature contemplated by (i) above, that the Lessee shall not be required to indemnify any indemnitee with respect to any liability relating to or arising out of indemnitee's gross negligence or willful misconduct and provided, further, that the foregoing immunity shall not limit the terms of any indemnity that the Lessee may grant separately to any indemnitee pursuant to any separate agreement. In the event that any action, suit or proceeding is brought against the Company or any other Person indemnified or intended to be indemnified pursuant to this Section 14 by reason of any such occurrence, the Lessee shall, at the Lessee's expense, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Lessee and reasonably acceptable to the Person or Persons indemnified or intended to be indemnified under this Section 14 provided there is no conflict of interest with the Person or Persons indemnified or intended to be indemnified under this
Section 14. In the event a conflict of interest contemplated by the proviso of the immediately preceding sentence shall exist, then the Person or Persons as to which such conflict exists may be defended by counsel of its or their choice at Lessee's expense, provided Lessee's obligation for such expense shall be limited to one firm for all such Persons as to which such a conflict exists. The obligations of the Lessee under this Section 14 shall survive any termination of this Letter Agreement, the Credit Agreement, the Fuel Lease or the Security Agreement, in whole or in part.

      15. No Waiver; Amendments. Neither the Administrative Agent, the Collateral Agent, the Banks, the Company nor the Lessee shall, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and remedies hereunder, and no waiver shall be valid unless in writing signed by the party or parties sought to be bound thereby. A waiver by the Administrative Agent, the Collateral Agent, the Banks, the Company or the Lessee of any of their respective rights or remedies hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent, the Banks, the Company or the Lessee, as applicable, would otherwise have had on any future occasion. No failure to exercise nor any delay in exercise of any such right or remedy hereunder shall preclude any other or future exercise or partial exercise of any other right or remedy. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Letter Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the party or parties sought to be bound thereby.

      16. Successors and Assigns. This Letter Agreement shall bind the successors and assigns of the Lessee and the Company and shall inure to the benefit of permitted successors and assigns of either. The Letter Agreement shall not be assignable by the Lessee or the Company, either voluntarily or by operation of law, unless consented to by the Administrative Agent and the Majority Banks. No permitted assignment by the Lessee or the Company shall release the Lessee or the Company from any of its obligations hereunder. This Letter Agreement shall inure to and shall be binding upon the successors and assigns of the Administrative Agent and the Banks.

      17. Notices. Any notice, demand or other communication which by any provision of this Letter Agreement is required or provided to be given shall be deemed to have been delivered if in writing addressed as provided below and actually delivered by mail, courier or facsimile to the following addresses:

      (a) except as otherwise requested in writing by the Administrative Agent or any Bank, any notice, demand or communication which by any provision of this Letter Agreement is required or provided to be given to the Administrative Agent or any Bank shall be deemed to have been delivered to the Administrative Agent or any Bank if a single copy thereof is delivered to the Administrative Agent at its address set forth in Section 11.01 of the Credit Agreement or at such other address as either may have furnished the Company and the Lessee in writing;

      (b) if to the Company (with copies to the Lessee at the address listed below), Oyster Creek Fuel Corp c/o United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, marked for the attention of the Corporate Trust and Agency Division, telecopy number 212-852-1626, or at such other address as it may have furnished in writing to the Administrative Agent and the Lessee; or

      (c) if to the Lessee, to Jersey Central Power & Light Company, c/o GPU Service Inc., 310 Madison Avenue, Morristown, New Jersey 07962, marked for the attention of the Vice President and Treasurer, Telecopier: (973) 644-4224, or at such other address or addresses as the Lessee may have furnished to the Administrative Agent and the Company.

      18. Set-off. (a) Lessee hereby acknowledges and agrees to set-off rights against it as provided for in Section 11.08 of the Credit Agreement.

            (b) Lessee agrees that it shall have no right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Banks hereunder and under the Credit Agreement are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Lessee's rights to any independent claim that the Lessee may have against the Administrative Agent or any Bank for the Administrative Agent's or such Bank's, as the case may be, gross negligence or willful misconduct, but no Bank shall be liable for the conduct of the Administrative Agent or any Bank, and the Administrative Agent shall not be liable for the conduct of any Bank.

      19. Waiver of Jury Trial. Lessee irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Letter Agreement, the Credit Agreement, the other Basic Documents or any instrument or document delivered hereunder or thereunder, except that the foregoing shall not preclude any party hereto from submitting to a jury for determination in any such action, proceeding or counterclaim any dispute involving (a) the accuracy or completeness of any representation or warranty made under the Basic Documents by Lessee, (b) the performance by Lessee of any affirmative or negative covenant or agreement contained in the Basic Documents, or (c) questions of materiality, or the reasonableness of, or good faith basis for, any action taken, or determination made, by any other party hereto (other than in respect of any calculation of principal, interest, fees, or increased costs payable by the Lessee under the Basic Documents).

      20. Governing Law. This Letter Agreement shall be governed by, and be construed and interpreted in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the undersigned have caused this Letter Agreement to be executed as of the date first above written.

                                    JERSEY CENTRAL POWER &
                                       LIGHT COMPANY



                                    By ___________________________________
                                       Vice President

                                    OYSTER CREEK FUEL CORP.



                                    By ___________________________________
                                    Title ________________________________


                                    THE FIRST NATIONAL BANK OF
                                       CHICAGO,
                                       as Administrative Agent


                                    By ___________________________________
                                    Title ________________________________


                                    By ___________________________________
                                    Title ________________________________

















                 SIGNATURE PAGE TO LESSEE'S LETTER AGREEMENT